Exhibit 10.14(c)

Second Amendment to the Exclusive IP License Agreement for RQ-00000007 between Aratana Therapeutics Inc. and RaQualia Pharma Inc.

This is the Second Amendment (“Second Amendment”) to the Exclusive IP License Agreement for RQ-00000007 dated December 27, 2010 (the “Agreement”) between Aratana Therapeutics Inc., a Delaware corporation (“Licensee”) and RaQualia Pharma Inc., a Japanese corporation (“Licensor”), and is made and entered into between Licensee and Licensor on January 2nd, 2017 (the “Second Amendment Effective Date”). Licensee and Licensor are referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties have entered into the Agreement, pursuant to which the Licensor granted Licensee an exclusive worldwide license to RQ-00000007 Technology (as defined in the Agreement);

WHEREAS, the Parties desire to amend the disclosure provisions of the Agreement to reduce the frequency of required meetings.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

Section 6.1 of the Agreement is hereby deleted and replaced as follows:

6.1 Disclosure. Each Party will provide twice yearly as of “January 1st and July 1st,  a brief report of any Improvements created, conceived, or reduced to practice since the last report, including a list and description of all patent applications pertaining to the Improvements filed since the last report.  In addition, Licensor and Licensee shall meet once per year during the term of this Agreement at a time and place mutually agreed upon between the Parties, which may be telephonically or in person, to disclose Licensor and Licensee Improvements.  In the event there have been no Licensor or Licensee Improvements since the prior meeting, as notified by each Party in writing, no such meeting shall be required.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement to be executed by their authorized representatives.

RaQualia Pharma, Inc. by:	/s/ Naoki Tani
Signature of authorised signatory Naoki Tani
Name of authorised signatory _President & CEO__________________________ Title _2017/2/09________________________________ Date

ARATANA therapeutics, INC by:

_/s/ Steven St. Peter_______________________ Signature of authorised signatory Steven St. Peter
Name of authorised signatory CEO______________________________________ Title _1/3/2017__________________________________ Date